UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 22, 2019

Colfax Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 National Business Parkway, 5th Floor

Annapolis Junction, MD 20701

(Address of principal executive offices) (Zip Code)

(301) 323-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 2.01 below is incorporated by reference into this Item 1.01.

On February 5, 2019, CFX Escrow Corporation, a Delaware corporation (“CFX Escrow Corp.”), issued $600 million in aggregate principal amount of 6.000% senior notes due 2024 (the “2024 Notes”) and $400 million in aggregate principal amount of 6.375% senior notes due 2026 (the “2026 Notes”). The 2024 Notes and 2026 Notes are collectively referred to as the “Notes.” The Notes were issued pursuant to an indenture, dated February 5, 2019, between CFX Escrow Corp. and Wilmington Trust, National Association (the “Trustee”), referred to herein as the “Indenture.” All proceeds of the Notes were held in escrow until the time of Assumption (as defined below).

In connection with closing the Merger (as defined below), on February 22, 2019, Colfax Corporation, a Delaware corporation (NYSE:CFX) (“Colfax”), assumed all obligations of CFX Escrow Corp. and the proceeds received by CFX Escrow Corp. upon issuance of the Notes were released to Colfax. Colfax applied the net proceeds from the Notes to finance a portion of the purchase price of the Merger (as defined below), refinance certain indebtedness and pay fees and expenses associated therewith and related transactions. The assumption of the Notes by Colfax is referred to herein as the “Assumption.”

Upon Assumption, the Notes became senior, unsecured obligations of Colfax and were guaranteed on a senior, unsecured basis by each of Colfax’s subsidiaries that guarantee Colfax’s obligations under the Credit Agreement, dated as of December 17, 2018, by and among Colfax, the subsidiary guarantors named therein, each of the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Credit Suisse Loan Funding LLC, as syndication agent, and the co-documentation agents named therein. On February 22, 2019, Colfax and each subsidiary guarantor of the Notes entered into a supplemental indenture to the Indenture between such parties and the Trustee, referred to herein as the “First Supplemental Indenture.”

The 2024 Notes will pay interest at a rate of 6.000% per year, payable semi-annually in cash in arrears on February 15 and August 15 of each year, beginning on August 15, 2019. The 2024 Notes will mature on February 15, 2024, unless repurchased or redeemed in accordance with their terms prior to such date. The 2024 Notes will be redeemable, in whole or in part, at any time on or after February 15, 2021 on the redemption dates and at the redemption prices specified in the Indenture. In addition, Colfax may redeem up to 35% of the 2024 Notes before February 15, 2021 with the net cash proceeds from certain equity offerings at a redemption price of 106.000% of the principal amount thereof plus accrued and unpaid interest to, but not including, the redemption date. Colfax may also redeem some or all of the 2024 Notes before February 15, 2021 at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest to, but not including, the redemption date, plus a “make whole” premium.

The 2026 Notes will pay interest at a rate of 6.375% per year, payable semi-annually in cash in arrears on February 15 and August 15 of each year, beginning on August 15, 2019. The 2026 Notes will mature on February 15, 2026, unless repurchased or redeemed in accordance with their terms prior to such date. The 2026 Notes will be redeemable, in whole or in part, at any time on or after February 15, 2022 on the redemption dates and at the redemption prices specified in the Indenture. In addition, Colfax may redeem up to 35% of the 2026 Notes before February 15, 2022 with the net cash proceeds from certain equity offerings at a redemption price of 106.375% of the principal amount thereof plus accrued and unpaid interest to, but not including, the redemption date. Colfax may also redeem some or all of the 2026 Notes before February 15, 2022 at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest to, but not including, the redemption date, plus a “make whole” premium.

If Colfax experiences certain situations of changes of control as set forth in the Indenture, each holder of Notes may require Colfax to repurchase all or a portion of the Notes so held at a price equal to 101% of the principal amount of such Notes, plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase.

The Indenture contains covenants that, among other things, restrict the ability of Colfax and its restricted subsidiaries to incur more debt, create liens on assets to secure debt, guarantee other debt without also guaranteeing the notes, and merge, consolidate or sell, or otherwise dispose of, substantially all of their assets. These limitations are subject to a number of important qualifications and exceptions.

The Indenture contains customary Events of Default (as defined in the Indenture), including:

•	default for 30 days in the payment when due of interest on the Notes;

•	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

•	failure by Colfax to comply with its other obligations under the Indenture, in certain cases subject to notice and grace periods;

•	payment defaults and accelerations with respect to other indebtedness of Colfax and its restricted subsidiaries in the aggregate principal amount of $150.0 million or more;

•	specified events involving bankruptcy, insolvency or reorganization of Colfax or certain of its subsidiaries; and

•	failure by Colfax or its restricted subsidiaries to pay certain final judgments aggregating in excess of $150.0 million within 60 consecutive days of such final judgment.

Upon an Event of Default, the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable immediately. In the case of Events of Default relating to bankruptcy, insolvency or reorganization, all outstanding Notes will become due and payable immediately without further action or notice.

A copy of the Indenture and the First Supplemental Indenture are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively and are incorporated herein by reference. The description of the Notes contained in this Current Report on Form 8-K is qualified in its entirety by reference to the Indenture and the First Supplemental Indenture.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.01.

On February 22, 2019, Colfax completed the purchase of DJO Global, Inc. (“DJO”) from private equity funds managed by The Blackstone Group L.P. pursuant to the previously disclosed Agreement and Plan of Merger (the “Merger Agreement”), dated November 19, 2018, by and among Colfax, Motion Merger Sub, Inc., an indirect, wholly-owned subsidiary of Colfax (“Merger Sub”), DJO, and Grand Slam Holdings, LLC, in its capacity as the securityholder representative, whereby Merger Sub merged with and into DJO, with DJO surviving as an indirect, wholly-owned subsidiary of Colfax (the “Merger”). At the closing of the Merger, Colfax paid an aggregate purchase price of approximately $3.15 billion, subject to certain adjustments set forth in the Merger Agreement (the “Purchase Price”).

Colfax financed the Purchase Price with its proceeds from the Notes and from its prior offering of tangible equity units, and the remainder from its credit facilities and cash on hand.

The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Merger, is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, a copy of which was attached as Exhibit 1.1 of Colfax’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 19, 2018, the terms of which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

A copy of the press release of Colfax, dated February 25, 2019, announcing the consummation of the Transaction is furnished with this Current Report on Form 8-K as Exhibit 99.1. The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed by Colfax under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this item are not being filed herewith. They will be filed with the Securities and Exchange Commission by amendment as soon as practicable, but not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item is not being filed herewith. It will be filed with the Securities and Exchange Commission by amendment as soon as practicable, but no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

4.1	Indenture, dated as of February 5, 2019, by and among CFX Escrow Corporation, as issuer, and Wilmington Trust, National Association, as trustee.

4.2

First Supplemental Indenture, dated as of February 22, 2019, by and among Colfax Corporation (as successor to CFX Escrow Corporation), the guarantors named therein and Wilmington Trust, National Association, as trustee.

4.3	Forms of Global Notes (included in Exhibit 4.2).

99.1	Press Release dated February 25, 2019.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or via an exemption from the requirements of the Securities Act.

Cautionary Note Concerning Forward Looking Statements

This report contains forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax’s plans, objectives, expectations and intentions and other statements that are not historical or current fact. Forward-looking statements are based on Colfax’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-

looking statements. Factors that could cause Colfax’s results to differ materially from current expectations include, but are not limited to risks and uncertainties regarding Colfax and DJO’s respective businesses and the Transaction, and actual results may differ materially. These risks and uncertainties include, but are not limited to, (i) the ability of the parties to successfully complete the Transaction on anticipated terms and timing, including obtaining required regulatory approvals and other conditions to the completion of the Transaction, (ii) access to available financing on a timely basis and reasonable terms, (iii) the effects of the Transaction on Colfax and DJO operations, including on the combined company’s future financial condition and performance, operating results, strategy and plans, including anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, losses, future prospects, business and management strategies for the management, expansion and growth of the new combined company’s operations, and (iv) other factors detailed in Colfax’s and DJO’s respective reports filed with the U.S. Securities and Exchange Commission on Form 10-K and Form 10-Q. In addition, these statements are based on a number of assumptions that are subject to change. This report speaks only as of the date hereof. Colfax disclaims any duty to update the information herein.

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated as of February 5, 2019, by and among CFX Escrow Corporation, as issuer, and Wilmington Trust, National Association, as trustee

4.2	First Supplemental Indenture, dated as of February 22, 2019, by and among Colfax Corporation (as successor to CFX Escrow Corporation), the guarantors named therein and Wilmington Trust, National Association, as trustee

4.3	Forms of Global Notes (included in Exhibit 4.2)

99.1	Press Release dated February 25, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 25, 2019

Colfax Corporation

By:	/s/ Christopher M. Hix
Name:	Christopher M. Hix
Title:	Chief Financial Officer and Treasurer